UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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LEGG MASON, INC.

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100 Light Street

Baltimore, Maryland 21202

June 22, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland at 10:00 a.m. on Tuesday, July 18, 2006. On the following pages you will find the Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Accordingly, I encourage you to sign, date and return the enclosed proxy card promptly.

I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

RAYMOND A. MASON
Chairman of the Board and Chief Executive Officer

LEGG MASON, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 18, 2006

To the Stockholders of

LEGG MASON, INC.:

The Annual Meeting of Stockholders of Legg Mason, Inc., a Maryland corporation, will be held at The Center Club, 100 Light Street, 16th Floor, Baltimore, Maryland, on Tuesday, July 18, 2006 at 10:00 a.m. to consider and vote upon:

(1)	The election of four directors for the three-year term ending in 2009 and the election of one director for the two-year term ending in 2008;

(2)	Amendment of the Legg Mason, Inc. Articles of Incorporation to increase the number of authorized shares of Common Stock from 250,000,000 to 500,000,000;

(3)	Re-approval of the Legg Mason, Inc. 1996 Equity Incentive Plan;

(4)	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending March 31, 2007; and

(5)	Any other matter that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 19, 2006 as the date for determining stockholders of record entitled to notice of and to vote at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement and 2006 Annual Report to Stockholders.

By order of the Board of Directors

ROBERT F. PRICE
Secretary

June 22, 2006

LEGG MASON, INC.

PROXY STATEMENT

LEGG MASON, INC.

100 Light Street

Baltimore, Maryland 21202

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, July 18, 2006

The enclosed proxy is solicited by the Board of Directors of Legg Mason, Inc. (“Legg Mason”) and may be revoked by the stockholder at any time before it is exercised. Legg Mason will bear the cost of soliciting proxies. Proxies will be solicited by mail and may be solicited by Legg Mason’s officers, directors and employees personally, by telephone or by any other means of communication. Legg Mason may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. Legg Mason is sending this proxy material to stockholders on or about June 22, 2006.

Stockholders of record at the close of business on May 19, 2006 are entitled to notice of and to vote at the meeting. As of the close of business on that date, there were outstanding and entitled to vote (i) 129,786,594 shares of Common Stock, $.10 par value (“Common Stock”), of Legg Mason, each of which is entitled to one vote, and (ii) 2,265,454 Exchangeable Shares, no par value (“Exchangeable Shares”), of a Canadian subsidiary of Legg Mason, each of which is exchangeable into, and has voting rights identical to, one share of Common Stock. Holders of Common Stock and Exchangeable Shares vote together as a single class.

Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock and Exchangeable Shares present in person or represented by proxy at the meeting, with a quorum present. Abstentions and broker non-votes do not affect the plurality vote for the election of directors. The affirmative vote of a majority of the votes entitled to be cast on the matter is required for approval of the amendment of the Legg Mason, Inc. Articles of Incorporation and the affirmative vote of a majority of the votes cast on the matter is required for re-approval of the Legg Mason, Inc. 1996 Equity Incentive Plan. Abstentions and broker non-votes will have the effect of a vote against the proposed amendment of the Legg Mason, Inc. Articles of Incorporation and will have no effect with respect to the proposed re-approval of the Legg Mason, Inc. 1996 Equity Incentive Plan.

ELECTION OF DIRECTORS

Legg Mason’s Board of Directors is divided into three classes. Each year, one class is elected to serve for a term of three years. The stockholders will vote at this Annual Meeting for:

•	the election of four directors for the three-year term expiring at the Annual Meeting of Stockholders in 2009; and

•	the election of W. Allen Reed for the two-year term expiring at the Annual Meeting of Stockholders in 2008. Mr. Reed was elected as a director by the Board of Directors in April 2006 to fill a vacancy on the Board. To balance the classes, he was assigned to the class whose term expires in 2008. Under Maryland law, Mr. Reed must be elected by stockholders at this Annual Meeting.

All nominees presently serve as directors.

The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. In the event any nominee is unable to serve, the persons named in the proxy may vote for a substitute nominee that they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee will be unable to serve.

Nominees for Director for the Term Expiring in 2009

Carl Bildt, age 56, has been a director of Legg Mason since September 2002. Mr. Bildt holds advisory positions in numerous international organizations, including the Centre for European Reform and the Aspen Institute Italia, and is trustee of the RAND Corporation. He served as the High Representative for peace negotiations in Bosnia and Herzegovina and as the UN Special Envoy for the Balkans from May 1999 through July 2001. Mr. Bildt served as Prime Minister of Sweden from 1991 to 1994.

John E. Koerner III, age 63, has been a director of Legg Mason since October 1990. Since 1995, he has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation.

Cheryl Gordon Krongard, age 50, has been a director of Legg Mason since January 2006 and is engaged in private investment activities. Ms. Krongard was recommended to the Nominating and Corporate Governance Committee for consideration as a director candidate of Legg Mason by an officer of Legg Mason. She served as a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004 and was the Chief Executive Officer of Rothschild Asset Management, an asset management firm, from 1994 to 2000. Ms. Krongard is a director of Educate Inc. and US Airways Group Inc.

James E. Ukrop, age 68, has been a director of Legg Mason since January 1985. Since 1997, he has been the Chairman of the Board of Ukrop’s Super Markets, Inc., which operates a chain of supermarkets in Virginia, and was Chief Executive Officer and President of that company from 1975 to 1997. Mr. Ukrop is a director of Owens & Minor, Inc. and Chairman of First Market Bank.

Nominee for Director for the Term Expiring in 2008

W. Allen Reed, age 59, has been a director of Legg Mason since April 2006 and is engaged in private investment activities. Mr. Reed was recommended to the Nominating and Corporate Governance Committee for consideration as a director candidate of Legg Mason by the Chief Executive Officer of Legg Mason. From January 2006 to March 2006, Mr. Reed served as Chairman of the Board of General Motors Asset Management Corporation (“GMAMC”), the investment management subsidiary of General Motors Corporation, where he served as Vice President from July 1994 to March 2006. He also served as Chief Executive Officer and President of GMAMC and General Motors Investment Management Corporation from July 1994 to December 2005 and as Chairman of the Board and Chief Executive Officer of General Motors Trust Bank, N.A. from October 2003 to March 2006 and of General Motors Trust Company from May 1999 to March 2005. Mr. Reed is a director of Temple-Inland Inc. and iShares Inc.

Directors Continuing in Office

Directors whose terms will expire in 2007

Harold L. Adams, age 67, has been a director of Legg Mason since January 1988. He has been the Chairman Emeritus of RTKL Associates, Inc., an international architecture, engineering and planning firm, since April 2003. Previously, he served as Chairman of the Board of that firm from 1987 through April 2003, as its Chief Executive Officer from 1971 through April 2002 and as its President from 1969 through 2000. He is a director of Lincoln Electric Holdings, Inc. and Commercial Metals Company.

Raymond A. Mason, age 69, has been Chairman of the Board and Chief Executive Officer of Legg Mason since its formation in 1981. He also served as President of Legg Mason from 1981 until April 2006.

Margaret Milner Richardson, age 63, has been a director of Legg Mason since November 2003. She is currently engaged in private consulting and investment activities. Ms. Richardson was a partner of Ernst & Young LLP, an international accounting and auditing firm, from 1997 until June 2003. From 1993 to 1997, she served as the United States Commissioner of Internal Revenue. Ms. Richardson is a director of Jackson Hewitt Tax Service Inc.

Kurt L. Schmoke, age 56, has been a director of Legg Mason since January 2002. He has been Dean of the School of Law at Howard University since January 2003. From December 1999 through January 2003, he was a partner in the law firm of Wilmer Hale. From December 1987 through December 1999, he was Mayor of the City of Baltimore. He is a director of The McGraw-Hill Companies, Inc.

Directors whose terms will expire in 2008

Dennis R. Beresford, age 67, has been a director of Legg Mason since September 2002. He is currently a professor at the University of Georgia, a position he has held since 1997, and was Chairman of the Financial Accounting Standards Board from 1987 to 1997. Mr. Beresford is a director of Kimberly-Clark Corporation and Federal National Mortgage Association.

Edward I. O’Brien, age 77, has been a director of Legg Mason since February 1993. He is engaged in private investment activities. He has served in an advisory capacity to certain entities in the securities business, having served as a consultant to the Securities Industry Association from 1992 to 1993, and as its President from 1974 to 1992. Mr. O’Brien is a director of 38 mutual funds in the Neuberger & Berman mutual funds complex.

Roger W. Schipke, age 69, has been a director of Legg Mason since January 1991. He is engaged in private investment activities. He was a Visiting Professor at the University of Kentucky, Gatton College of Business and Economics from July 2005 to April 2006 and an Adjunct Professor at that school from January 2003 to April 2005. Mr. Schipke was also an Executive in Residence at the University of Louisville, College of Business and Public Administration from September 2002 to December 2005. Mr. Schipke is a director of Brunswick Corporation.

Nicholas J. St. George, age 67, has been a director of Legg Mason since July 1983. He is engaged in private investment activities. He was the Chief Executive Officer of Oakwood Homes Corporation, a manufacturer and retailer of manufactured homes, from 1979 to 1999.

Committees of the Board—Board Meetings

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, as approved by the Board of Directors, are on, and may be printed from, Legg Mason’s corporate website at www.leggmason.com under the “Investor Relations—Board Committees” section. Legg Mason will provide a copy of these charters, without charge, to each stockholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202.

During the fiscal year ended March 31, 2006, the Board of Directors met seven times, the Audit Committee met seven times, the Compensation Committee met nine times and the Nominating and Corporate Governance Committee met five times. Directors are expected to attend Annual Meetings of Stockholders, and all directors who were on the Board of Directors at the time attended Legg Mason’s 2005 Annual Meeting of Stockholders. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all Board committees of which he or she was a member that were held during the period for which he or she was a director.

Audit Committee. The Audit Committee consists of Messrs. Beresford (Chairman), Adams and O’Brien and Ms. Richardson and its primary purpose is to oversee Legg Mason’s financial accounting and reporting to stockholders. Its duties include:

•	selecting and compensating the independent registered public accounting firm (“Independent Auditors”);

•	providing oversight of the work of the Independent Auditors and reviewing the scope and results of the audits conducted by them;

•	reviewing the activities of Legg Mason’s internal auditors;

•	discussing with Independent Auditors, internal auditors and management, the organization and scope of Legg Mason’s internal system of accounting and financial controls; and

•	reviewing and discussing certain matters that may have a material impact on Legg Mason’s financial statements, including litigation and legal matters and critical accounting policies and estimates.

The Board of Directors has determined that Mr. Beresford qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”). Further, the Board of Directors has determined that all members of the Audit Committee are “independent” as defined in the New York Stock Exchange Listing Standards and the applicable SEC rules.

Compensation Committee. The Compensation Committee consists of Messrs. Schipke (Chairman), Koerner and Ukrop, and, among other things, is responsible for determining the compensation of the chief executive officer (subject to the approval of Legg Mason’s independent directors), determining the compensation of the four other most highly compensated executive officers and recommending to the Board of Directors the compensation to be paid to non-employee directors. The Compensation Committee also serves as the administrative committee of certain of Legg Mason’s employee benefit plans.

The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Messrs. St. George (Chairman), Bildt and Schmoke, and is primarily responsible for identifying qualified director nominees, evaluating directors and committee members and developing and recommending to the Board of Directors corporate governance principles and a corporate code of conduct.

The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” as defined in the New York Stock Exchange Listing Standards.

Compensation of Directors

Directors who are not employees of Legg Mason receive:

•	an annual retainer of $25,000;

•	a fee of $4,000 for each Board of Directors meeting attended; and

•	reimbursement of expenses for attendance at meetings.

In addition, members of the Compensation and Nominating and Corporate Governance Committees receive a fee of $2,500 for each committee meeting attended, and the Chairman of each of these committees receives an additional annual retainer of $5,000. Because the Audit Committee generally requires more of a time commitment than the other committees, members of the Audit Committee receive a fee of $4,000 for each committee meeting attended, and the Chairman of the Audit Committee receives an additional annual retainer of $18,000 (which was increased from $12,500 in April 2006). The Lead Independent Director also receives an additional annual retainer of $20,000 (which was increased from $15,000 in April 2006). Directors who are employees of Legg Mason receive no additional compensation for serving as such.

Furthermore, under the terms of the Legg Mason, Inc. Non-Employee Director Equity Plan (the “Director Equity Plan”), each non-employee director of Legg Mason receives, on the 31st day after he or she is first elected as a director, and on the date of each subsequent Annual Meeting of Stockholders, his or her choice of:

•	a grant of shares of Common Stock that have a market value, on the grant date, of $125,000;

•	a grant of shares of Common Stock that have a market value, on the grant date, of $75,000, plus $50,000 in cash;

•	options to acquire a number of shares of Common Stock equal to three times the number of shares that would be granted under the first award discussed above; or

•	a grant of a number of Restricted Stock Units equal to the number of shares that would be granted under the first award discussed above.

Options granted under the Director Equity Plan have an exercise price equal to the fair market value of the Common Stock on the grant date, are exercisable immediately upon the grant date and have an eight-year term regardless of whether the recipient continues to be a director. Restricted Stock Units granted under the Director Equity Plan are payable on a one-for-one basis in shares of Common Stock within 60 days of the date on which the recipient ceases to be a director of Legg Mason. The number of Restricted Stock Units credited to a director will be increased to reflect all dividends paid on Common Stock based on the market price of a share of Common Stock on the dividend payment date. Under the Director Equity Plan, during the fiscal year ended March 31, 2006, Messrs. Adams, Bildt, Koerner, O’Brien, Schmoke and Ukrop and Ms. Richardson each received options to acquire 3,361 shares of Common Stock, Ms. Krongard received options to acquire 2,778 shares of Common Stock and Messrs. Beresford, Schipke and St. George each received 1,120 Restricted Stock Units. The Director Equity Plan covers an aggregate of 625,000 shares of Common Stock.

CORPORATE GOVERNANCE

Corporate Governance Principles

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has adopted Corporate Governance Principles for Legg Mason. These Corporate Governance Principles address, among other things, the following key corporate governance topics: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. A copy of the Corporate Governance Principles is available on the Legg Mason corporate website at www.leggmason.com under the “Investor Relations” section.

Code of Conduct

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has adopted a corporate Code of Conduct for Legg Mason that applies to all directors, officers and employees of Legg Mason and its subsidiaries. A copy of the Code of Conduct is available on the Legg Mason corporate website at www.leggmason.com under the “Investor Relations” section. Legg Mason intends to satisfy any disclosure requirement regarding any amendment to, or waiver from, the Code of Conduct by posting the information on its corporate website.

Independent Directors

The Board of Directors has considered the independence of members of the Board who are not employed by Legg Mason, other than Ms. Krongard and Mr. Reed, who joined the Board after it had determined independence, and has concluded that Ms. Richardson and Messrs. Adams, Beresford, Bildt, Koerner, O’Brien, Schipke, Schmoke, St. George and Ukrop qualify as independent directors under the standards promulgated by the New York Stock Exchange. In reaching this conclusion, the Board of Directors considered the relationships of each of those individuals with Legg Mason and determined that the relationships are not material and will not interfere with the individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. The Board of Directors also considered whether any of the individuals failed to satisfy the enumerated standards set out by the New York Stock Exchange.

The Board of Directors concluded that Messrs. Bildt, Koerner, O’Brien, Schipke, Schmoke and Ukrop had no relationships with Legg Mason, other than their positions as directors and investments in funds sponsored by Legg Mason that are on the same terms as those of other investors in the funds. For the remaining independent directors, the Board of Directors considered the relationships discussed below and determined that they are not material:

•	Mr. Adams’ son was an employee of a subsidiary of Legg Mason until December 2005. The Board’s basis for determining that this relationship is not material is that Mr. Adams’ son was not an executive officer of Legg Mason and he did not receive more than $100,000 per year in direct compensation from Legg Mason;

•

Mr. Adams is Chairman Emeritus, and was President, Chairman and Chief Executive Officer, of RTKL Associates, Inc., which, from time to time, has performed services for Legg Mason. The Board’s basis for determining that this relationship is not material is that RTKL Associates received customary compensation for the services it provided, and no services have been performed by, and no compensation has been paid to, RTKL Associates since the fiscal year ended March 31, 2003;

•	Mr. Beresford is a retired partner of the accounting firm Ernst & Young LLP, which provides consulting services for Legg Mason, and previously provided audit services for certain mutual funds sponsored by Legg Mason, and continues to receive benefits from that firm related to his former employment which are funded by a trust. The Board’s basis for determining that this relationship is not material is that Ernst and Young performs limited consulting services for Legg Mason, Mr. Beresford’s employment by Ernst & Young concluded in 1986 and he had no involvement in any of the engagements;

•	Ms. Richardson is also a retired partner of Ernst & Young and continues to receive benefits from that firm related to her former employment which are funded by a trust. The Board’s basis for determining that this relationship is not material is that Ernst and Young performs limited consulting services for Legg Mason, Ms. Richardson’s employment by Ernst & Young concluded in June 2003 and she had no involvement in any of the engagements; and

•	Mr. St. George was a Vice President of a former subsidiary of Legg Mason from 1971 to 1978. The Board’s basis for determining that this relationship is not material is that Mr. St. George was not an executive officer of Legg Mason and his employment by Legg Mason and its subsidiaries concluded in 1978.

Director Nomination Process

The Nominating and Corporate Governance Committee will consider all qualified candidates for seats on the Board of Directors identified by members of the Committee, by other members of the Board of Directors, by Legg Mason management and by stockholders. Stockholders who would like to propose a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting the candidate’s name, resume and biographical information to the attention of the Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202. The recommending stockholder should also submit evidence of the stockholder’s ownership of shares of Legg Mason Common Stock, including the number of shares owned and the length of time of ownership. All proposals for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. For a recommendation to be considered in determining nominees for a particular Annual Meeting of Stockholders, the recommendation must be received by January 10 of the year in which the meeting is to occur. The Nominating and Corporate Governance Committee will follow the same process and use the same criteria for evaluating candidates proposed by members of the Committee, other members of the Board of Directors, members of Legg Mason management and stockholders.

The Board of Directors has set minimum qualification requirements for director nominees in Legg Mason’s Corporate Governance Principles. Director nominees are required to possess a broad range of skills, expertise, industry or other knowledge and business or other experience that will be useful to Legg Mason. The Nominating and Corporate Governance Committee will review each candidate’s biographical information and determine whether the candidate meets these minimum qualification requirements.

After the Nominating and Corporate Governance Committee has determined that a candidate meets the minimum qualification requirements, the Committee will determine whether to nominate the candidate to the Board of Directors. In making this determination, the Nominating and Corporate Governance Committee will consider a number of factors, including:

•	the current size of the Board of Directors, and whether vacancies on the Board are anticipated;

•	the candidate’s judgment, character, expertise, skill, knowledge, experience and collegiality;

•	the overall diversity of perspectives, backgrounds and experiences of the current directors;

•	whether the candidate has special skills, expertise or a background that add to and complement the range of skills, expertise and background of the existing directors; and

•	whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors involves the exercise of judgment and cannot be measured in any mathematical or formulaic way.

Executive Sessions

Executive sessions of non-management directors are held in conjunction with each regular Board of Directors meeting and may be held at other times as circumstances warrant. Legg Mason’s independent directors annually elect a Lead Independent Director to chair these executive sessions. Nicholas J. St. George currently serves as the Lead Independent Director.

Communications

Stockholders who wish to communicate with the Board of Directors, the Lead Independent Director or the non-management directors as a group may do so by addressing their written correspondence to the director or directors, c/o Corporate Secretary, Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202. Legg Mason’s Corporate Secretary will forward all correspondence received from stockholders to the director or directors to whom it is addressed.

The Audit Committee has developed procedures for receiving and handling complaints or concerns about Legg Mason’s financial statements, internal controls or other financial or accounting matters. Any such complaints or concerns should be sent by mail to the Chairman of the Audit Committee, c/o Legg Mason, Inc., 100 Light Street, Baltimore, Maryland 21202.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of Legg Mason Common Stock as of May 19, 2006 by each director, each executive officer named in the Summary Compensation Table, all executive officers and directors as a group, and each person who, to the best of Legg Mason’s knowledge, beneficially owned more than five percent of the outstanding Common Stock.

NAME OF OWNER	COMMON STOCK BENEFICIALLY OWNED(1)(2)		PERCENT OF OUTSTANDING COMMON STOCK(2)(3)
AXA Financial, Inc.	12,302,226	(4)	9.48%
Raymond A. Mason	2,976,118	(5)	2.28
Timothy C. Scheve	269,251	(6)	*
James E. Ukrop	178,325		*
John E. Koerner III	122,944	(7)	*
Edward I. O’Brien	114,251		*
Mark R. Fetting	109,711	(8)	*
Peter L. Bain	109,022	(9)	*
Nicholas J. St. George	99,620	(10)	*
Deepak Chowdhury	97,745	(11)	*
Harold L. Adams	94,546		*
Kurt L. Schmoke	34,861		*
Roger W. Schipke	32,620	(12)	*
Dennis R. Beresford	25,870	(13)	*
Carl Bildt	25,861		*
Margaret Milner Richardson	16,861		*
Cheryl Gordon Krongard	2,778		*
W. Allen Reed	1,244		*
All executive officers and directors as a group (21 persons)	4,686,830		3.57

*	Less than 1%.
(1)	Except as otherwise indicated and except for shares held by members of an individual’s family or in trust, all shares are held with sole dispositive and voting power.
(2)	Includes, for the individuals listed below, the following number of shares subject to options exercisable within 60 days from May 19, 2006:

Option Holder	Number of Shares
R.A. Mason	694,790
T.C. Scheve	100,400
J.E. Ukrop	77,857
J.E. Koerner III	77,857
E.I. O’Brien	77,857
M.R. Fetting	87,300
P.L. Bain	82,960
N.J. St. George	58,500
D. Chowdhury	67,209
H.L. Adams	43,861
K.L. Schmoke	34,861
R.W. Schipke	7,000
D.R. Beresford	22,500
C. Bildt	25,861
M.M. Richardson	16,861
C.G. Krongard	2,778
All executive officers and directors as a group (21 persons)	1,640,103

(3)	For purposes of determining percentages of outstanding Common Stock, Exchangeable Shares are not included because none are beneficially owned by any director or executive officer or, to Legg Mason’s knowledge, AXA Financial, Inc.
(4)	Represents shares held by AXA Financial, Inc. (“AXA”), 1290 Avenue of the Americas, New York, New York 10104, in its capacity as investment advisor. 12,284,456 of the shares are held with sole dispositive power and 17,770 of the shares are held with shared dispositive power. 7,377,119 of the shares are held with sole voting power, and 38,082 of the shares are held with shared voting power. The number of shares in the preceding information is based upon a Schedule 13G report filed by AXA reporting ownership as of December 31, 2005. The percentages are based on Legg Mason’s outstanding shares as of May 19, 2006.
(5)	Does not include the following shares as to which Mr. Mason disclaims beneficial ownership (i) 18,075 shares owned by Mr. Mason’s wife, (ii) 1,800 shares owned by Mr. Mason’s adult stepsons, (iii) 1,200 shares that are held in trusts for Mr. Mason’s adult stepsons and (iv) 150 shares that are held in a custodian account, by Mr. Mason’s wife, for Mr. Mason’s daughter. Includes 300 shares that are held in trusts for Mr. Mason’s adult children. Also includes 16,156 shares of restricted stock as to which Mr. Mason has voting power, but which are subject to transfer restrictions.
(6)	Includes 7,542 shares of restricted stock as to which Mr. Scheve has voting power, but which are subject to transfer restrictions.
(7)	Includes 3,600 shares owned by Mr. Koerner’s children.
(8)	Includes 8,210 shares of restricted stock as to which Mr. Fetting has voting power, but which are subject to transfer restrictions.
(9)	Includes 6,847 shares of restricted stock as to which Mr. Bain has voting power, but which are subject to transfer restrictions.
(10)	Includes Restricted Stock Units which are payable in 1,120 shares of Common Stock within 60 days of the date on which Mr. St. George ceases to be a director.
(11)	Includes 3,498 shares of restricted stock as to which Mr. Chowdhury has voting power, but which are subject to transfer restrictions.
(12)	Includes 24,500 shares that are held in trust of which Mr. Schipke is trustee. Also includes Restricted Stock Units which are payable in 1,120 shares of Common Stock within 60 days of the date on which Mr. Schipke ceases to be a director.
(13)	Includes Restricted Stock Units which are payable in 1,120 shares of Common Stock within 60 days of the date on which Mr. Beresford ceases to be a director.

EXECUTIVE COMPENSATION

The following table provides information concerning compensation for the past three fiscal years of Legg Mason’s Chief Executive Officer and each of the four other most highly compensated executive officers. All share amounts in this table have been adjusted to reflect a 3-for-2 stock split paid in September 2004.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation
		Salary	Bonus(1)		Other Annual Compensation	Restricted Stock Awards(2)	Options Granted(#)	All Other Compensation(3)
Raymond A. Mason	2006	$500,000	$14,000,000		$9,058	$—	500,000	$14,191
Chairman of the Board	2005	493,750	7,100,000	(4)	8,536	2,564,000	25,000	14,065
and Chief Executive Officer	2004	422,917	7,100,000	(4)	7,807	—	—	12,928
Peter L. Bain	2006	$300,000	$2,539,000		$6,924	$384,000	50,000	$14,250
Senior Executive	2005	295,834	1,973,000		6,848	253,000	10,000	14,250
Vice President	2004	250,000	1,617,625		6,754	167,000	10,500	10,000
Deepak Chowdhury	2006	$225,000	$1,360,000		$6,937	$200,000	15,000	$14,250
Senior Vice President	2005	225,000	990,000		6,858	122,000	4,001	14,250
	2004	200,000	903,000		4,829	89,000	6,000	10,000
Mark R. Fetting	2006	$300,000	$3,219,000		$41	$483,000	70,000	$14,250
Senior Executive	2005	295,834	2,243,000		6,699	286,000	15,000	14,250
Vice President	2004	250,000	1,797,580		—	186,000	10,500	10,000
Timothy C. Scheve	2006	$300,000	$2,879,000		$—	$433,000	55,000	$14,250
Senior Executive	2005	297,916	2,108,000		—	270,000	10,000	14,250
Vice President	2004	272,917	1,705,485		—	179,000	12,000	10,000

(1)	Each fiscal year Legg Mason sets aside an executive bonus pool in an amount up to 10% of Legg Mason’s pre-tax income for the fiscal year (before deducting the bonuses). The selection of the participants in the pool, the total amount received for bonuses and the allocation of incentive bonuses among the executive officers of Legg Mason is determined, subject, in the case of chief executive officer compensation, to the approval of the independent directors, by the Compensation Committee as described in the Compensation Committee Report on Executive Compensation. In addition, when circumstances warrant, the Compensation Committee may grant an executive officer a bonus in addition to that awarded under the bonus pool.
(2)	Awards have been valued for this table using the closing price of Legg Mason Common Stock on the New York Stock Exchange on the grant date of the award. In May 2006, Messrs. Bain, Chowdhury, Fetting and Scheve were granted 3,752, 1,952, 4,728 and 4,240 shares, respectively, of restricted stock in lieu of receiving a portion of their annual cash bonuses for fiscal 2006. In May 2005, Messrs. Mason, Bain, Chowdhury, Fetting and Scheve were granted 32,312, 3,189, 1,542, 3,609 and 3,402 shares, respectively, of restricted stock in lieu of receiving a portion of their annual cash bonuses for fiscal 2005. In May 2004, Messrs. Bain, Chowdhury, Fetting and Scheve were granted 2,907, 1,553, 3,227 and 3,101 shares, respectively, of restricted stock in lieu of receiving a portion of their annual cash bonuses for fiscal 2004. The shares granted to Messrs. Bain, Fetting, Chowdhury and Scheve in May 2006, 2005 and 2004 vest in 33% annual increments commencing on April 30 following the year in which the grant was made. The shares granted to Mr. Mason in 2005 vest in 50% annual increments, commencing April 30, 2006. As of March 31, 2006, the number and value of shares of restricted stock held by Messrs. Mason, Bain, Chowdhury, Fetting and Scheve were 32,312, 6,417, 2,577, 7,050 and 6,851 and $4,049,633, $804,243, $322,975, $883,577 and $858,573, respectively. All officers receive the dividends paid on the restricted stock.
(3)	Amounts for fiscal 2006 include $14,250 for each individual contributed under the Legg Mason Profit Sharing and 401(k) Plan and Trust.
(4)	Includes $633,516 and $844,688 awarded to Mr. Mason in fiscal 2005 and fiscal 2004, respectively, as bonuses conditioned upon the proceeds being used to repay a portion of the outstanding principal on a loan made to Mr. Mason in December 1998. This loan was fully repaid during fiscal 2005.

STOCK OPTIONS

The following table summarizes option grants made by Legg Mason during the fiscal year ended March 31, 2006 to the executive officers named in the Summary Compensation Table.

Option Grants in Fiscal 2006

Name	Individual Grants(1)				Expiration Date	Grant Date Present Value
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)
Raymond A. Mason	500,000	(2)	46.52%	$111.53	07/19/2013	$21,165,000
Peter L. Bain	35,000	(3)	3.26	104.00	07/19/2013	1,436,750
	15,000	(4)	1.40	122.91	07/22/2013	768,300
Deepak Chowdhury	10,000	(3)	0.93	104.00	07/19/2013	410,500
	5,000	(4)	0.47	122.91	07/22/2013	256,100
Mark R. Fetting	45,000	(3)	4.19	104.00	07/19/2013	1,847,250
	15,000	(4)	1.40	122.91	07/22/2013	768,300
	10,000	(4)	0.93	85.76	07/22/2013	512,200
Timothy C. Scheve	45,000	(3)	4.19	104.00	07/19/2013	1,847,250
	10,000	(4)	0.93	122.91	07/22/2013	512,200

(1)	Option grants made pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended (the “Plan”). The exercise price of each option granted under the Plan is not less than the fair market value of Legg Mason Common Stock on the grant date. In all cases, vesting of options may be accelerated in certain circumstances. Option holders may use previously owned shares to pay all or part of the exercise price, except for options described in footnotes (2) and (3).
(2)	Represents a special grant of options to purchase shares of Common Stock, exercisable only if, within four years after the July 19, 2005 grant date, Legg Mason Common Stock closes at or above $127.50 per share for 30 consecutive trading days. This stock price condition was met in March 2006. The options granted vest ratably over four years, have an eight-year term and are subject to Mr. Mason’s continuous service as Chairman and Chief Executive Officer of Legg Mason for at least two years and continuing to provide agreed upon services for an additional two years. The stock options were valued using a Monte Carlo Simulation option pricing model. The following assumptions were made for the purpose of calculating the Grant Date Present Value: an expected option term of 7.25 years to exercise; a dividend yield of .57%; stock price volatility of 30.47%; and risk-free interest rate of 4.07%. The actual value realized, if any, on stock option exercises is dependent on overall market conditions and the future performance of Legg Mason and its Common Stock. Legg Mason cannot be certain that the actual value realized will approximate the amount calculated under the valuation model.
(3)

Represents a special grant of options to purchase shares of Common Stock, exercisable only if, within four years after the October 17, 2005 grant date, Legg Mason Common Stock closes at or above $127.50 per share for 30 consecutive trading days. This stock price condition was met in March 2006. The options granted vest ratably over four years and have an eight-year term. The stock options were valued using a Monte Carlo Simulation option pricing model. The following assumptions were made for the purpose of calculating the Grant Date Present Value: an expected option term of 7.75 years to exercise; a dividend yield of .69%; stock price volatility of 31.83%; and risk-free interest rate of 4.41%. The actual value realized, if any, on stock option exercises is dependent on overall market conditions and the future performance of Legg Mason and its Common Stock. Legg Mason cannot be certain that the actual value realized will approximate the amount calculated under the valuation model.

(4)	Includes stock options granted on June 9, 2005 and November 29, 2005. The stock options were valued using the Black-Scholes option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present Value: an expected option term of 6.8 years to exercise for the stock options granted June 9, 2005 and 8.0 years to exercise for the stock options granted November 29, 2005; a dividend yield of ..802% or .803%; stock price volatility of 40.49% or 35.36% based on the daily Common Stock market price for the eight years prior to the grant date; and risk-free interest rate of 3.87% for the stock options granted June 9, 2005 and 4.59% for the stock options granted November 29, 2005. The actual value realized, if any, on stock option exercises is dependent on overall market conditions and the future performance of Legg Mason and its Common Stock. Legg Mason cannot be certain that the actual value realized will approximate the amount calculated under the valuation model.

The following table summarizes option exercises during the fiscal year ended March 31, 2006 by the executive officers named in the Summary Compensation Table and the value of their unexercised options at March 31, 2006.

Aggregate Option Exercises During Fiscal 2006

and Value of Options Held at March 31, 2006

Name	Number of Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at March 31, 2006		Value of Unexercised In-the-Money Options at March 31, 2006(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Raymond A. Mason	90,001	$7,576,734	694,790	535,212	$64,471,150	$9,856,123
Peter L. Bain	3,340	237,140	82,960	80,203	7,581,370	3,393,085
Deepak Chowdhury	18,000	1,540,890	67,209	29,301	6,380,428	1,458,029
Mark R. Fetting	—	—	87,300	104,202	7,955,430	4,295,052
Timothy C. Scheve	27,000	2,445,705	100,400	84,602	9,471,864	3,526,278

(1)	Value realized and value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options and the exercise price of the options at exercise or March 31, 2006, respectively.

EQUITY PLAN INFORMATION

The following table provides information about Legg Mason’s equity compensation plans as of March 31, 2006.

	(a)		(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	8,501,597	(1)	40.29	(2)	8,515,561	(3)(4)
Equity compensation plans not approved by stockholders	203,000	(5)	—	(6)	—	(7)

Total	8,704,597	(1)(5)	40.29	(2)(6)	8,515,561	(3)(4)(7)

(1)	Includes 1,164,804 shares of Common Stock that are held in a trust pending distribution of phantom stock units. The phantom stock units, which are converted into shares of Common Stock on a one-for-one basis upon distribution, were granted to plan participants upon their deferral of compensation or dividends paid on phantom stock units. When amounts are deferred, participants receive a number of phantom stock units equal to the deferred amount divided by 90% to 95% of the fair market value of a share of Common Stock.
(2)	Does not include phantom stock units that will be converted into Common Stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described in footnote (1).
(3)	In addition, an unlimited number of shares of Common Stock may be issued under the Legg Mason & Co., LLC Deferred Compensation/Phantom Stock Plan upon the distribution of phantom stock units that may be acquired in the future as described in footnote (1).
(4)	4,287,418 of these shares may be issued under Legg Mason’s omnibus equity plan as stock options, restricted or unrestricted stock grants or any other form of equity compensation. 595,335 of these shares may be issued under the Director Equity Plan as stock options, grants of stock or Restricted Stock Units. 3,632,808 of these shares may be purchased under Legg Mason’s employee stock purchase plan, which acquires the shares that are purchased thereunder in the open market.
(5)	Includes 166,755 shares of Common Stock that are held in a trust pending distribution of phantom stock units. The phantom stock units, which are converted into shares of Common Stock on a one-for-one basis upon distribution, were granted to plan participants upon their deferral of compensation or dividends paid on phantom stock units or receipt of the right to receive deferred bonuses. When amounts were deferred, participants received a number of phantom stock units equal to the deferred amount divided by the fair market value, or 95% of the fair market value, of a share of Common Stock. Also includes 36,245 shares of Common Stock issuable under the Howard Weil Plan (as defined below).
(6)	Phantom stock units are converted into Common Stock on a one-for-one basis upon distribution at no additional cost, but were acquired as described in footnote (5). The Howard Weil Plan provides for the issuance of shares of Common Stock upon the occurrence of certain events at no additional cost to the recipient. However, these rights were acquired upon the recipients’ deferral of compensation or dividends on rights held with a value equal to the market value of the shares acquirable under the plan.

(7)	Effective December 1, 2005, Legg Mason terminated all five of its phantom stock and retention plans that had not been approved by its stockholders and commenced making distributions to participants thereunder. Under the terms of these plans, distributions will be made over a period of one to three years. Under the Howard Weil Plan, 36,245 shares of Common Stock are currently held in a trust to be issued under the plan. However, dividends on these shares are reinvested in the right to receive additional shares of Common Stock, which are purchased in the market to fulfill this obligation.

Legg Mason has five equity compensation plans that have not been approved by its stockholders. Effective December 1, 2005, in connection with the sale of its private client brokerage and capital markets businesses, Legg Mason terminated all five of its phantom stock and retention plans that had not been approved by its stockholders. In connection with this termination, Legg Mason accelerated the vesting of awards under the plans and commenced distributing shares to participants. Under the terms of these plans, distributions will be made over a period of one to three years. For all of these plans, Legg Mason has issued to a trust shares of its Common Stock that are available for distributions under the plans. Legg Mason’s equity compensation plans that have not been approved by Legg Mason stockholders are:

•	Legg Mason Wood Walker, Incorporated Private Client Group Deferred Compensation Plan;

•	Legg Mason Wood Walker, Incorporated Financial Advisor Retention Plan;

•	Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements;

•	Legg Mason Wood Walker, Incorporated Professional Branch Manager Phantom Stock Agreements; and

•	Howard, Weil, Labouisse, Friedrichs, Inc. Equity Incentive Plan (the “Howard Weil Plan”).

Set forth below is a brief description of these plans.

Legg Mason Wood Walker, Incorporated Private Client Group Deferred Compensation Plan (“PCG Plan”) and Financial Advisor Retention Plan (“FA Plan”)

Under the PCG Plan, financial advisors in Legg Mason’s former private client brokerage business were eligible to earn deferred bonuses in each calendar year based upon several performance measures. In calendar year 2002, the PCG Plan was replaced with the FA Plan, under which financial advisors in Legg Mason’s former private client brokerage business were eligible to earn in each calendar year the right to receive future retention bonuses based upon several performance measures. Deferred bonuses under the PCG Plan and future retention bonuses under the FA Plan were deemed invested in either an interest account or a “phantom stock” account. Amounts deemed invested in phantom stock accounts were credited as a number of phantom stock units based on a unit price equal to the market price for a share of Common Stock. The number of phantom stock units credited to an account will be adjusted until the bonuses are payable to account for any stock dividends, stock splits or similar events. Effective December 1, 2005, Legg Mason terminated the PCG Plan and the FA Plan. In connection with these terminations, Legg Mason accelerated the vesting of all awards under the plans and commenced making distributions or paying deferred bonuses to participants. The majority of participants have received full distributions/deferred bonuses. However, distributions to some participants under the PCG Plan will be made over a period of three years and deferred bonuses payable to some participants under the FA Plan will be made over a period of one year. Participants in the PCG Plan receive upon distribution a number of shares of Common Stock equal to the number of phantom stock units that are to be distributed, or cash in the amount of the balance of the interest account to be distributed. Participants in the FA Plan receive as payment of retention bonuses a number of shares of Common Stock equal to the number of phantom stock units that are to be distributed, or cash in the amount of the balance of the interest account to be distributed.

Legg Mason Wood Walker, Incorporated Key Employee Phantom Stock Agreements (the “Key Employee Agreements”)

Under the Key Employee Agreements, certain former employees, as part of their recruitment by Legg Mason’s former private client brokerage business, were offered deferred compensation bonuses credited within the first year of their employment. Deferred amounts under the Key Employee Agreements were deemed invested in “phantom stock” units based on a unit price equal to the market price for a share of Common Stock. The number of phantom stock units credited to an account will be adjusted until the bonuses are payable to account for any stock dividends, stock splits or similar events. Effective December 1, 2005, Legg Mason terminated the Key Employee Agreements. In connection with this termination, Legg Mason accelerated the vesting of all bonuses under the agreements and commenced paying the bonuses. The majority of participants have received all of their deferred bonuses. However, deferred bonuses to some participants will be distributed over a period of three years. Upon payment of deferred bonuses, participants receive a number of shares of Common Stock equal to the number of phantom stock units that are to be distributed.

Legg Mason Wood Walker, Incorporated Professional Branch Manager Phantom Stock Agreements (the “Branch Manager Agreements”)

Under the Branch Manager Agreements, certain of the branch managers in Legg Mason’s former private client brokerage business were able to elect to defer up to $12,000 of compensation in any calendar year. Legg Mason would “match” dollar-for-dollar all amounts deferred under the Branch Manager Agreements. Deferred and match amounts under the Branch Manager Agreements were deemed invested in “phantom stock” units based on a unit price equal to the market price for a share of Common Stock. The number of phantom stock units credited to an account will be adjusted over the deferral period to account for any stock dividends, stock splits or similar events. Effective December 1, 2005, Legg Mason terminated the Branch Manager Agreements. In connection with this termination, Legg Mason accelerated the vesting of all “match” amounts granted under the agreements and commenced distributing all deferred amounts. The majority of participants have been paid all deferred amounts. However, deferred amounts payable to some participants will be made over a period of three years. Upon payment of deferred amounts, participants receive a number of shares of Common Stock equal to the number of phantom stock units that are to be distributed.

Howard, Weil, Labouisse, Friedrichs, Inc. Equity Incentive Plan

Under the Howard Weil Plan, certain employees of Howard, Weil, Labouisse, Friedrichs, Inc. (“Howard Weil”) were entitled to defer their receipt of compensation. The deferred amounts were deemed invested in Voting Stock of Howard Weil. When Legg Mason acquired Howard Weil in 1987, the deferred amounts were funded by placing Howard Weil stock into a trust, and the stock in the trust was converted into Common Stock. Since the acquisition, no additional amounts have been deferred under the Howard Weil Plan. However, the Howard Weil Plan governs the distribution of shares from the trust to participants. In addition, dividends paid on the shares held in the trust are used to purchase additional shares of Common Stock in the open market, which are then credited to the accounts of participants. Effective December 1, 2005, the participants in the Howard Weil Plan ceased to be employees of Legg Mason, thus triggering distribution of deferred amounts under the plan. Legg Mason expects this distribution to be completed in calendar year 2009.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Legg Mason has designed its executive compensation to attract, motivate and retain the management talent needed to maintain and strengthen Legg Mason’s position in the asset management industry and to achieve its business objectives.

During the fiscal year ended March 31, 2006, Legg Mason effected a strategic transaction with Citigroup Inc. that transitioned Legg Mason from a financial services company with an asset management business and a brokerage and capital markets business to an asset management company. In that transaction, Legg Mason transferred its brokerage and capital markets business to Citigroup as a portion of the consideration in exchange for substantially all of Citigroup’s worldwide asset management business. The Compensation Committee’s (the “Committee”) consideration of fiscal year 2006 compensation reflected this change in Legg Mason’s business in that, in considering the compensation levels of peer companies, the Committee looked only at other asset managers and did not consider broker-dealers. The Committee does not believe that this change had a material effect on the amount of compensation that it approved for fiscal year 2006; however, the change may have more of an effect in the future.

Salaries of executive officers are set at levels that the Committee believes are competitive with salaries of executives in similar positions at comparable asset management companies. In addition, in determining executive compensation, the Committee places substantial emphasis on incentive compensation directly related to short- and long-term corporate performance through annual cash bonuses, restricted stock awards and stock option grants. The compensation of Legg Mason’s chief executive officer is determined by the Committee, subject to the approval of Legg Mason’s independent directors. The members of the Committee are non-employee directors and the Board of Directors has determined that each member of the Committee is “independent.”

As is common in the asset management industry, a significant portion of the total cash compensation of Legg Mason’s executive officers is paid in the form of bonuses to maximize the portion of an individual’s compensation that is subject to fluctuation each year based upon corporate and individual performance. For example, in fiscal 2006, approximately 96.6% of the annual cash compensation of Raymond A. Mason, Legg Mason’s Chief Executive Officer (“CEO”), was paid as a bonus.

Executive compensation is structured to recognize each executive’s level of responsibility and to reward exceptional individual and corporate performance, taking into account both annual operating results and the desirability of providing incentives for future improvement. This includes the ability to implement Legg Mason’s business plans as well as to react to unanticipated external factors which can have a significant impact on corporate performance. Compensation decisions for all executives, including the CEO, are based on the same general criteria.

The strategic transaction with Citigroup was a transforming transaction for Legg Mason. In addition to the efforts required to complete the transaction, substantial ongoing efforts will be required from executive officers and other employees in order to integrate the acquired business. In recognition of the efforts put into the transaction and to provide incentives to remain engaged to see the transaction and related transition through to a successful completion, the Committee made several special grants of stock options during the fiscal year ended March 31, 2006 to certain executive officers, including the CEO, and other employees. These option grants are discussed in more detail below.

In carrying out its responsibilities, the Committee utilizes independent consulting advice in connection with its consideration of executive compensation plans and appropriate levels of executive compensation.

There are three major components of compensation for Legg Mason’s executive officers: base salary, short-term awards and long-term incentive awards.

Base Salary

A competitive base salary is important in fostering a career orientation among executives consistent with the long-term nature of Legg Mason’s business objectives. The Committee determines the salary of the CEO, subject to the approval of Legg Mason’s independent directors, and Legg Mason’s other executive officers based on its consideration of the CEO’s recommendations.

Salaries and salary adjustments are based on the responsibilities, performance and experience of each executive, regular reviews of competitive positioning (comparing Legg Mason’s salary structure with that of similar asset management companies) and business performance. While there is no specific weighting of these factors, the responsibilities, performance and experience of each executive and reviews of competitive positioning are the most important considerations.

Raymond A. Mason, Legg Mason’s CEO, has more than 40 years of service with Legg Mason. The Committee established his fiscal 2006 salary of $500,000 based upon competitive positioning and Legg Mason’s overall compensation approach of limiting base salary levels and emphasizing incentive compensation.

Short-Term Awards

Short-term awards to executives are based on Legg Mason’s fiscal year operating results and the performance and responsibilities of the individual executives. Short-term awards also reflect each executive officer’s contributions to the business during the fiscal year.

Legg Mason’s Executive Incentive Compensation Plan provides for an executive bonus pool in an amount up to 10% of Legg Mason’s pre-tax income (calculated before deduction of the bonuses) for annual awards to the CEO and other key executive officers selected by the Committee. Because the pool amount is based on pre-tax income, the total size of the pool varies with Legg Mason’s performance. During the first quarter of the fiscal year, the Committee established maximum percentage allocations of the total pool for certain key executive officers. Mr. Mason’s maximum percentage allocation for fiscal 2006 was established at 35%, or 3.5% of Legg Mason’s pre-tax income (before deduction of bonuses paid under the Executive Incentive Compensation Plan). After the end of each fiscal year, the Committee approves, subject to independent director approval in the case of CEO compensation, specific bonuses from the pool for each participating executive officer, which may not exceed the maximum percentage previously allocated. The pre-established maximum percentage allocation and the specific bonus the CEO and each of the other selected executives receives, within the amount determined pursuant to the pre-established percentage allocation, is dependent upon the executive’s level of responsibility, individual performance, initiative, business judgment and management skills and corporate performance.

Although Section 162(m) of the Internal Revenue Code limits deductions for certain annual compensation in excess of $1,000,000 paid to individuals required to be named in the summary compensation table in proxy statements of public companies, when circumstances warrant, the Committee may award an executive officer a bonus that is in addition to the bonus awarded under the bonus pool because the Committee believes it is important to balance the effectiveness of executive compensation plans with the materiality of potentially reduced tax deductions. These bonuses are awarded based on the same factors used in allocating the bonus pool and generally are used to reward outstanding performance that the Committee feels warrants a bonus in excess of the maximum percentage allocated to that executive officer from the bonus pool. No such additional bonus was awarded for fiscal 2006.

Total bonuses (including restricted stock awards) to the CEO and the four other named executive officers with respect to fiscal 2006 aggregated 3.5% of pre-tax income from continuing operations (before deduction of the bonuses), with 54.3% of the total bonuses (1.9% of Legg Mason’s pre-tax income from continuing operations before deduction of the bonuses or 18.9% of the available pool) being awarded to Mr. Mason. As discussed below, for certain executive officers and certain other highly compensated employees excluding the CEO, the Committee approved the issuance of restricted shares of Common Stock in May 2006 in lieu of paying a portion of their cash bonuses for fiscal 2006. The bonus of $14 million awarded to Mr. Mason for fiscal 2006 reflects his significant personal contributions to Legg Mason and its business, and was based on the Committee’s general evaluation of Mr. Mason’s overall contribution to Legg Mason’s business. In recommending to the independent directors the amount of Mr. Mason’s bonus, the Committee considered, among other things, Legg Mason’s financial performance in fiscal 2006, a comparison of such financial performance with Legg Mason’s financial performance in fiscal 2005 and that of other asset management companies, Legg Mason’s earnings growth, the rate of growth of Legg Mason’s stock price, Legg Mason’s market capitalization, the efforts required in connection with the strategic transaction with Citigroup and Mr. Mason’s tenure as CEO. The Committee believes that Mr. Mason’s salary and bonus were appropriate in relation to compensation of CEOs of comparable companies, taking into account the size, business results and stock performance of Legg Mason and those companies.

Long-Term Incentive Awards

Long-term incentive awards are designed to reinforce the importance of building long-term value for Legg Mason’s stockholders. All long-term incentive awards made in fiscal 2006 were made under the stockholder-approved Legg Mason, Inc. 1996 Equity Incentive Plan.

Stock options and restricted shares of Common Stock were the only long-term incentives granted to executive officers for fiscal 2006. The Committee believes that stock option grants focus management’s attention on long-term growth in stockholder value and stock price appreciation. Generally, options have a term of up to eight years, and are granted at the fair market value of Legg Mason Common Stock on the date of grant, and an initial portion of the options becomes exercisable one year from date of grant, with the balance becoming exercisable in increments over the ensuing four years. Generally, recipients must remain employed by Legg Mason to exercise their options.

The number of options that the Committee grants to executive officers is based on individual performance and level of responsibility, and is approved by the Committee after considering the recommendations of the CEO. In some years, the Committee may not grant a long-term incentive award to an executive officer in spite of his or her individual performance and level of responsibility if it determines that the officer has sufficient outstanding long-term incentive awards from prior years. Award levels must be sufficient in size so that executives develop strong incentives to achieve long-term corporate goals.

In order to provide a meaningful incentive for Mr. Mason to remain fully engaged and focused on the success of the company, the Committee granted, with the approval of Legg Mason’s independent directors, Mr. Mason a special award of options to purchase 500,000 shares of Legg Mason Common Stock, exercisable only if, within four years after the July 19, 2005 grant date, Legg Mason Common Stock closes at or above $127.50 per share for 30 consecutive trading days (a premium of $15.97 over the fair market value of a share of Common Stock on the grant date). This stock price condition was met in March 2006. The options, which have an eight-year term, vest ratably over four years and were granted subject to Mr. Mason’s continuous service as Chairman and CEO of Legg Mason for at least two years and continuing to provide agreed upon services for an additional two years.

In recognition of their efforts on the strategic transaction and to provide a further incentive to complete the resulting transition, the Committee granted certain executive officers of Legg Mason and other employees special awards of options to purchase Legg Mason Common Stock, exercisable only if, within four years after the October 17, 2005 grant date, Legg Mason Common Stock closes at or above $127.50 per share for 30 consecutive trading days (a premium of $23.50 over the fair market value of a share of Common Stock on the grant date). This stock price condition was met in March 2006. The options granted vest ratably over four years and have an eight-year term. The Committee also awarded another special grant of stock options to an executive officer in June 2005 to incent the officer to remain engaged on the Citigroup transaction and integration of the acquired business. These options vest over a five-year period and have an eight-year term.

In order to increase stock ownership of executive officers and further align the incentives of management and stockholders, the Committee granted restricted shares of Common Stock to several executive officers in lieu of paying a portion of their cash bonuses for fiscal 2006 under Legg Mason’s Executive Incentive Compensation Plan. In May 2006, each recipient was granted shares that had a fair market value, on the date the Committee approved the grant, equal to the amount of cash bonus that was replaced. One-third of the shares granted to each executive officer vest on April 30th of each of the next three years. Prior to vesting, the shares may not be transferred and are generally subject to forfeiture in certain circumstances.

COMPENSATION COMMITTEE

Roger W. Schipke, Chairman

John E. Koerner III

James E. Ukrop

Compensation Committee Interlocks and Insider Participation

John E. Koerner III, Roger W. Schipke and James E. Ukrop served on the Compensation Committee during the entire fiscal year ended March 31, 2006. None of these individuals has ever been an officer or employee of Legg Mason or any of its subsidiaries and no “compensation committee interlocks” existed during fiscal 2006.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors assists the Board of Directors in its oversight of the financial accounting and reporting of Legg Mason and its subsidiaries by selecting and compensating the company’s independent registered public accounting firm (“independent auditors”), providing oversight of the work of the independent auditors and reviewing the scope and results of audits conducted by them, reviewing the activities of Legg Mason’s internal auditors, discussing with independent auditors, internal auditors and management the organization and scope of Legg Mason’s internal system of accounting and financial controls and reviewing and discussing certain matters that may have a material impact on Legg Mason’s financial statements. The Audit Committee is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors that was last amended during the fiscal year ended March 31, 2004. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate, and that at least one member has accounting or other related financial management expertise, in each case as such qualifications are defined under the Listing Standards of the New York Stock Exchange. The Board of Directors has also determined that Mr. Beresford qualifies as an “audit committee financial expert” as defined by the SEC.

The Audit Committee held seven meetings during the fiscal year ended March 31, 2006. The meetings were intended, among other things, to facilitate communication among the Audit Committee, management, internal auditors and Legg Mason’s independent auditors. The Audit Committee reviewed with Legg Mason’s internal auditors and its independent auditors the overall scope and plans for their respective audits and discussed with both the internal auditors and the independent auditors the results of their examinations and their evaluations of Legg Mason’s internal controls. The Audit Committee’s discussions with management and the independent auditors included a review of significant accounting policies applied by Legg Mason in its financial statements.

The Audit Committee also reviewed and discussed Legg Mason’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with Legg Mason’s management and its independent auditors, management’s annual report on the effectiveness of Legg Mason’s internal control over financial reporting as of March 31, 2006 and the independent auditors’ related attestation report.

Legg Mason’s management is responsible for the financial reporting process, for the preparation, presentation and integrity of consolidated financial statements in accordance with generally accepted accounting principles, and for the establishment and effectiveness of Legg Mason’s internal controls and procedures designed to assure compliance with accounting standards and laws and regulations. Legg Mason’s independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and for attesting to management’s assessment of the effectiveness of Legg Mason’s internal control over financial reporting. The Audit Committee monitors and reviews these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Legg Mason as of and for the fiscal year ended March 31, 2006 with management and Legg Mason’s independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with

Audit Committees.” Furthermore, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors their independence from Legg Mason and its management. When considering the independent auditors’ independence, the Audit Committee considered whether their provision of services to Legg Mason beyond those rendered in connection with their audit and review of Legg Mason’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on the reviews, reports and discussions described in this Report, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above, the Audit Committee has recommended to the Board of Directors that Legg Mason’s audited consolidated financial statements as of and for the fiscal year ended March 31, 2006 be included in Legg Mason’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Dennis R. Beresford, Chairman

Harold L. Adams

Edward I. O’Brien

Margaret Milner Richardson

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on Legg Mason’s Common Stock for the last five fiscal years with the cumulative total return of the S&P 500 Stock Index and the SNL Securities and Investments Index (the “SNL Securities Index”) over the same period (assuming the investment of $100 in each on March 31, 2001, and the reinvestment of all dividends). The SNL Securities Index consists of 78 publicly held broker-dealer and investment advisor firms.

	Fiscal Year Ended March 31,
	2001	2002	2003	2004	2005	2006
Legg Mason, Inc.	$100	$127	$118	$226	$288	$464
S&P 500 Stock Index	100	100	76	102	109	116
SNL Securities Index	100	107	74	119	125	179

Source: SNL Financial

CERTAIN TRANSACTIONS

Certain directors and executive officers have immediate family members who are employees of Legg Mason or one of its subsidiaries. The compensation of each such family member, including participation in employee benefit plans generally made available to similarly situated employees, was established in accordance with Legg Mason’s employment and compensation practices applicable to employees with similar qualifications and responsibilities and holding similar positions. None of the directors or executive officers has a material interest in the employment relationships nor do any of them share a home with these employees. None of these employees is an executive officer of Legg Mason. An adult child of Raymond A. Mason, Legg Mason’s Chairman of the Board and Chief Executive Officer, is employed as Vice President and Director, Corporate Marketing and Communications in Legg Mason’s corporate communications department and received $360,000 in salary and bonus for fiscal 2006, plus 122 shares of restricted Common Stock.

During fiscal 2006, Legg Mason filed, and paid related filing fees of $170,000, and related attorney fees, on behalf of Mr. Mason, notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The filings were triggered by Mr. Mason’s ownership of Common Stock and Legg Mason’s delivery of Common Stock to Mr. Mason in connection with an exercise of stock options and a grant of restricted stock.

W. Allen Reed, a director of Legg Mason since April 2006, was, through December 2005, the Chief Executive Officer and President of General Motors Asset Management Corporation (“GMAMC”), which is an investment manager affiliated with the General Motors Corporation. During the fiscal year ended March 31, 2006, Legg Mason subsidiaries provided asset management services to GMAMC and received customary compensation for those services in the total amount of approximately $10.1 million.

During the last fiscal year, directors, executive officers and employees of Legg Mason and members of their immediate families may have purchased or sold securities in brokerage transactions with Legg Mason’s subsidiaries. These subsidiaries may also have, from time to time and in the ordinary course of their businesses, entered into transactions on a principal basis involving the purchase or sale of securities and other financial products in which directors, executive officers, employees and members of their immediate families had an interest. For certain transactions, Legg Mason’s subsidiaries may have offered discounts on their services. All of these transactions were done by Legg Mason’s brokerage and capital markets businesses, which were sold on December 1, 2005. In addition, from time to time, directors, executive officers and employees of Legg Mason, members of their immediate families and companies or affiliates of companies that employ Legg Mason’s independent directors may have investments in various investment vehicles or accounts sponsored or managed by Legg Mason’s subsidiaries.

In the ordinary course of its business, Legg Mason has extended credit to certain of its directors and executive officers in connection with their purchases of securities in margin accounts. These extensions of credit have been made on terms comparable to loans to unaffiliated customers and did not involve more than the normal risk of collectability or present other unfavorable features. No such extension has resulted in a loss to Legg Mason. Subsequent to the enactment of the Sarbanes-Oxley Act of 2002, Legg Mason has made no new margin loans to directors or executive officers who are not employees of a brokerage subsidiary of Legg Mason and has not permitted increases in any margin loans to directors or executive officers who are not employees of a brokerage subsidiary of Legg Mason. All of this lending was done by Legg Mason’s brokerage business, which was sold on December 1, 2005.

PROPOSED INCREASE IN AUTHORIZED

SHARES OF LEGG MASON COMMON STOCK

Legg Mason’s Board of Directors has proposed an amendment to the Legg Mason Articles of Incorporation, which would increase the authorized shares of Common Stock from 250,000,000 to 500,000,000 shares. The text of the proposed amendment to the Articles of Incorporation is set forth in Exhibit A to this Proxy Statement.

As of May 19, 2006, 129,786,594 shares of Common Stock were issued and outstanding. In addition, 12,107,313 shares were reserved for issuance pursuant to Legg Mason’s benefit plans, 2,265,454 shares were reserved for issuance upon the exchange of exchangeable shares of Legg Mason’s wholly owned subsidiary Legg Mason Canada Holdings Ltd., 705,892 shares were reserved for issuance upon conversion of Legg Mason’s zero-coupon contingent convertible senior notes and 8,390,177 shares were reserved for issuance upon conversion of Legg Mason’s Series A Non-Voting Convertible Preferred Stock. After taking into account the shares reserved, Legg Mason would have 96,744,570 authorized shares available for issuance as of May 19, 2006 without adopting the proposed amendment to the Articles of Incorporation. The Company believes that this number does not provide sufficient flexibility for possible future acquisitions, stock splits or other transactions.

If the proposed amendment is approved, after taking into account the shares reserved, Legg Mason would have 346,744,570 shares of common stock available for issuance. These shares would be available for issuance from time to time to such persons and for such consideration as Legg Mason’s Board of Directors may determine, without further action by the stockholders, except in the case of certain transactions as may be required by Maryland law or the rules of the New York Stock Exchange, and free from any stockholder preemptive rights. Other than in connection with Legg Mason’s benefit plans, future acquisition opportunities and possible future stock splits, Legg Mason does not presently have any specific proposed use for the additional shares to be authorized.

The authorization and eventual issuance of these additional shares of Common Stock may result in a dilution of the proportionate interests in Legg Mason of existing stockholders. In addition, Legg Mason is required to discuss how the additional authorized shares could be used to make it more difficult to effect a change of control of Legg Mason. For example, the additional shares of Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of Legg Mason or could be privately placed with purchasers who would support the Board of Directors in opposing a hostile takeover attempt. This proposal to amend the Articles of Incorporation is not in response to any effort of which Legg Mason is aware to accumulate Common Stock or obtain control of Legg Mason, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

PROPOSED RE-APPROVAL OF 1996 EQUITY INCENTIVE PLAN

In 1996, the Compensation Committee of the Board of Directors (the “Committee”) adopted, and the Board of Directors and stockholders approved, the Legg Mason, Inc. 1996 Equity Incentive Plan. In 1999 and 2004, the Committee adopted, and the Board of Directors and stockholders approved, amendments to the Plan increasing the number of shares covered by the Plan. The Plan was further amended by the Committee in 2006. In order to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Plan must be resubmitted to, and re-approved by, stockholders every five years. Legg Mason’s stockholders re-approved the Plan in July 2001 and, in April 2006, the Board of Directors approved submitting the Plan for re-approval by a vote of stockholders at this Annual Meeting.

The purpose of the Plan is to provide key employees of Legg Mason and its subsidiaries various stock ownership and performance incentives toward achievement of continued growth, profitability and success of Legg Mason. The Plan, as amended to date and as adjusted for stock splits since it was adopted, covers a total of 24,000,000 shares of Common Stock. The number of shares available for issuance under the Plan, as of May 19, 2006, was 4,209,846.

Re-approval of the Plan by Legg Mason’s stockholders is required to maintain the feature of the Plan described below under the heading “Awards Subject to Section 162(m).” Although this feature has yet to be used, the Board of Directors believes that it is important to maintain the flexibility this feature provides and recommends that the stockholders re-approve the Plan. If the stockholders do not re-approve the Plan, the Plan will continue to be available and grants will continue to be made under the Plan, but the Plan will not be available for the granting of performance-based compensation that meets the requirements of Section 162(m) of the federal tax code as described below.

The benefits to be awarded under the Plan to executive officers and other employees of Legg Mason in the future are not presently determinable. Non-employee directors are not eligible to receive benefits under the Plan. The following table sets out the benefits awarded under the Plan for the fiscal year ended March 31, 2006 to the people listed.

Name and Position	Stock Options		Restricted Stock
	Number Granted	Dollar Value(1)	Shares Granted	Dollar Value(2)
Raymond A. Mason, Chairman of the Board and Chief Executive Officer	500,000	$21,165,000	—	$—
Peter L. Bain, Senior Executive Vice President	50,000	2,205,050	3,752	383,567
Deepak Chowdhury, Senior Vice President	15,000	666,600	1,952	199,553
Mark R. Fetting, Senior Executive Vice President	70,000	3,127,750	4,728	483,343
Timothy C. Scheve, Senior Executive Vice President	55,000	2,359,450	4,240	433,455
All executive officers as a group	820,000	35,318,000	29,111	2,976,017
All non–executive officer employees as a group	254,800	8,868,316	424,239	43,369,953

(1)	Dollar value calculated as of the option grant date using the Black-Scholes option pricing model or the Monte Carlo Simulation option pricing model.
(2)	Restricted stock awards are valued for this table as of the grant date (May 16, 2006) using the closing price of Common Stock on that date.

The closing price of Legg Mason Common Stock on the New York Stock Exchange on May 30, 2006 was $95.23 per share.

Description of the Plan

General. Subject to adjustment in certain circumstances discussed below, the Plan, as amended and adjusted to reflect stock splits, authorized the issuance of up to 24,000,000 shares of Common Stock. Shares subject to grants under the Plan will be re-available to be included in other awards in the following circumstances:

•	to the extent awards under the Plan expire or are terminated for any reason without being exercised;

•	if the shares of Common Stock subject to an award are forfeited;

•	if the Committee permits the shares to be exchanged for awards not involving Common Stock; or

•	if the recipient uses the shares for the payment of the purchase price of shares upon exercise of a stock option.

Administration of the Plan. The Committee administers and interprets the Plan and has the sole authority to determine:

•	persons to whom awards may be granted under the Plan;

•	the type, size and other terms and conditions of each award;

•	the time when the awards will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting; and

•	any other matters arising under the Plan.

Except as provided by Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the federal tax code, the Plan authorizes the Committee to delegate its authority and duties under the Plan in certain circumstances to the chief executive officer and other senior officers of Legg Mason.

The Committee has full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.

Types of Awards. The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights (“SARs”), in tandem with stock options or freestanding; (3) Common Stock, including restricted Common Stock, or Common Stock derivatives; (4) Common Stock units; (5) performance units; (6) performance shares; and (7) any other awards which are established by the Committee and are consistent with the Plan’s purpose. The Committee may grant these awards individually, in combination or in tandem.

Eligibility for Participation. Awards may be made to any key employee (including officers and employee directors) of Legg Mason or any of its subsidiaries as designated by the Committee. During the fiscal year ended March 31, 2006, 1,080 employees received awards under the Plan. Subject to adjustment as described below, during any calendar year no participant may receive awards for more than 999,999 shares of Common Stock issued or available for issuance under the Plan.

Stock Options. Stock options granted under the Plan may consist of:

•	options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the federal tax code; and

•	so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”).

All stock options are subject to the terms and conditions set forth in the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the participant in an award notice. The Committee must approve the form and provisions of each award notice.

The Committee fixes the option price per share at the date of grant. The option price of any ISO granted under the Plan will not be less than the fair market value of the underlying shares of Common Stock on the date of grant, and the option price of an ISO granted to an employee who owns more than 10% of the Common Stock will not be less than 110% of the fair market value of the underlying shares of Common Stock on the date of grant. The option price of an NQSO may be greater than, equal to or less than the fair market value of the underlying shares of Common Stock on the date of grant. However, the option price may not be less than 50 percent of the fair market value of the Common Stock on the date of grant.

The Committee determines the term of each option; however, the exercise period may not exceed ten years from the date of grant, and the exercise period of an ISO granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant. ISOs will be treated as NQSOs to the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a participant during any calendar year exceeds $100,000.

The Committee determines the exercisability of stock options and specifies this in the award notice. The Committee may also accelerate the exercisability of any stock option. A participant, or, in the discretion of the Committee, a properly authorized broker-dealer on behalf of a participant, may exercise a stock option by delivering notice of exercise to the Committee with accompanying payment of the option price. Under the Plan, a participant may pay the option price:

•	in cash, or by check, bank draft or money order;

•	by delivering shares of Common Stock or restricted Common Stock as to which restrictions have lapsed owned by the participant and having a fair market value on the date of exercise equal to the option price; or

•	by any combination of the foregoing.

The participant must pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such stock option exercise. If the Committee approves, participants may elect to satisfy income tax withholding obligations by having shares withheld.

Stock Appreciation Rights. The Committee may grant SARs alone (“Freestanding SARs”) or in tandem with any stock option (“Tandem SARs”). A SAR entitles the participant, upon exercise, to receive the amount by which the fair market value of Common Stock on the date of exercise exceeds the fair market value of the stock on the date of grant.

A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR is exercisable to the extent its related stock option is exercisable and the exercise price of the SAR is the same as the option price under the related stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related Tandem SAR is canceled automatically to the extent of the number of shares covered by the stock option exercise.

The Committee will, with regard to a Freestanding SAR, determine the number of shares subject to the SAR, the manner and time of the SAR’s exercise, and the exercise price of the SAR. However, the exercise price of a Freestanding SAR will in no event be less than 50% of the fair market value of the Common Stock on the date of the grant of the Freestanding SAR.

Stock Awards. The Committee may grant awards in the form of shares of Common Stock, restricted shares of Common Stock or Common Stock derivatives (“Stock Awards”). Stock Awards may be granted purely as a bonus, subject to certain performance goals that meet the requirements of Section 162(m) of the federal tax code, or for consideration, subject to any conditions and restrictions the Committee imposes.

Performance Shares. The Committee may grant performance shares, which are either shares of Common Stock or units which are expressed in terms of Common Stock. Performance share awards are contingent upon the attainment over a period to be determined by the Committee (the “Performance Period”) of certain performance objectives. The Committee will also determine the performance objectives to be achieved during a Performance Period and the measure of whether and to what degree the objectives have been attained.

Performance Units. The Committee may grant performance units, which are units valued by reference to criteria chosen by the Committee other than Common Stock. Performance units are similar to performance shares in that they are contingently awarded based on the attainment over a Performance Period of certain performance objectives. The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been achieved, will be determined by the Committee.

Awards subject to Section 162(m). Section 162(m) of the federal tax code generally disallows a public company’s deductions for employee remuneration exceeding $1,000,000 per year for the CEO and any of the other four most highly compensated executive officers of the company, but contains an exception for qualified “performance-based compensation.” Compensation is performance-based if it is payable solely on account of the achievement of one or more objective business criteria.

The Plan provides that within 90 days after the start of each fiscal year or Performance Period, the Committee will:

•	designate the participants who are subject to the provisions of Section 162(m) of the federal tax code;

•	select the performance goal or goals applicable to the year or other Performance Period; and

•	establish the amount or number, and the method of computing the amount or number of Stock Awards, performance shares or performance units which may be granted, or the amount of any loan made under the Plan which may be forgiven, upon the attainment of the performance goals.

The performance goals shall be limited to one or more of the following:

•	future economic value per share of Common Stock;

•	earnings per share;

•	return on average common equity;

•	pre-tax income;

•	pre-tax operating income;

•	net revenue;

•	net income;

•	profits before taxes;

•	book value per share;

•	stock price; and

•	earnings available to common stockholders.

Following the completion of each fiscal year or other Performance Period, the Committee will certify in writing whether the applicable performance goals have been achieved for the applicable period and the amount or number of Stock Awards, performance shares or performance units, if any, payable to Section 162(m) participants, or the amount of any loan forgiven on behalf of any such participant, for the period. Legg Mason will pay the amounts due to a participant following the end of the applicable fiscal year or other Performance Period after the certification by the Committee.

The maximum annual amount that may be paid to, or the amount of any loan that may be forgiven on behalf of, a Section
162(m) participant for the 2007 fiscal year may not exceed $4,715,866, and for each subsequent fiscal year may not exceed 110% of the maximum amount for the preceding fiscal year. In determining this maximum amount, the value of any stock options granted to a Section 162(m) participant will not be included.

Other Terms of Awards. The Plan authorizes awards to be paid in cash, Common Stock, Common Stock derivatives, a combination of the foregoing, or any other form of property, as determined by the Committee, except that, unless otherwise specified in the award notice, stock options and Stock Awards must be paid in shares of Common Stock. In addition, the Plan provides that the Committee may authorize the making of loans or cash payments to participants in connection with any award under the Plan or to be used to exercise a stock option or to pay any consideration required in connection with a Stock Award. These loans may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to the award (so long as the amount of the loan does not exceed the fair market value of the security subject to the award), and may be forgiven upon the terms and conditions established by the Committee at the time of the loans or at any time thereafter, including the attainment of performance goals that meet the requirements of Section 162(m) of the federal tax code. If an award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may include, as part of the award, an entitlement to receive dividends or dividend equivalents. At the discretion of the Committee, a participant may defer payment of a Stock Award, performance share, performance unit, dividend or dividend equivalent.

The Plan provides for the forfeiture of awards in the event of termination of employment for a reason other than death, disability, retirement or any other approved reason. The Plan authorizes the Committee to promulgate administrative guidelines for the purpose of determining what treatment will be afforded a participant under the Plan in the event of his death, disability, retirement or termination for any other approved reason. However, to the extent that an ISO is not treated as an NQSO, an ISO may not be exercised more than 90 days following the participant’s termination of employment for any reason other than disability, and in the case of termination of employment because of a disability, the ISO may not be exercised more than one year following the termination.

The Committee may, in an award notice or otherwise, establish terms, conditions, restrictions and/or limitations governing the grant of any award that are consistent with the Plan.

Restrictions on Transferability of Awards. No awards under the Plan may be transferred, except by will or the laws of descent and distribution, except, if permitted by the Committee and subject to any terms and conditions specified by the Committee, the participant may transfer an award to the participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more family members; however, the restrictions in this sentence do not apply to any restricted shares of Common Stock received in connection with an award after the date that the restrictions on transferability of the shares have lapsed. During the lifetime of the participant, a stock option, SAR or similar type of award shall be exercisable only by him or her or by the family member or trust to whom the stock option, SAR or other award has been transferred in accordance with the previous sentence.

Amendment, Term and Termination of the Plan. Legg Mason, through the Committee, may amend or terminate the Plan at any time. However, the Committee may not, without stockholder or Board of Directors approval, as necessary:

•	adopt any amendment which would increase the maximum number of shares which may be issued under the Plan (except as described below);

•	modify the Plan’s eligibility requirements; or

•	make any amendment that requires stockholder approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the federal tax code.

The Plan became effective as of April 18, 1996, and will terminate on April 20, 2014, unless terminated earlier by the Board of Directors or extended by the Board with approval of the stockholders. No award may be made under the Plan after its termination, but earlier awards may extend beyond the date of termination.

Adjustment Provisions. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for awards, the shares subject to any existing award and the option prices or exercise prices of existing awards will be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Legg Mason, or through any other transaction referred to in Section 424(a) of the federal tax code, the Committee will make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of Legg Mason, the Committee is authorized to make appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding awards.

Federal Income Tax Consequences. There are no federal income tax consequences to participants or to Legg Mason upon the grant of a NQSO under the Plan. Upon the exercise of NQSOs, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price of the NQSO, and Legg Mason will generally be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of a NQSO, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares of Common Stock were held) in an amount equal to the difference between the amount realized upon the sale and the participant’s adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the NQSO).

A participant who is granted an ISO will not recognize taxable income for purposes of regular federal income tax, upon either the grant or exercise of the ISO. A participant who disposes of the shares of Common Stock acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date the shares were transferred to him will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the option price (or the participant’s other tax basis in the shares), and Legg Mason will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a participant disposes of the shares of Common Stock acquired upon exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), his or her gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise and the option price, and Legg Mason will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be a long-term or short-term capital gain, depending upon the length of time the participant held his or her shares of Common Stock prior to the disposition.

Local and state tax authorities may also tax incentive compensation awarded under the Plan.

Tax Withholding. Legg Mason may require a participant to pay Legg Mason the amount of any taxes which Legg Mason is required to withhold in connection with any award or to take whatever action Legg Mason deems necessary to satisfy any federal, state or local income and employment withholding tax obligations arising under the Plan. Legg Mason’s obligation to issue shares of Common Stock upon the exercise of a stock option or any other award is conditioned upon the Committee being satisfied that the grantee has complied with any tax withholding requirements. Legg Mason may deduct from any cash payment under the Plan an amount sufficient to cover the participant’s federal, state and local withholding tax obligations associated with the payment.

PROPOSED RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the independent registered public accounting firm of Legg Mason for the fiscal year ending March 31, 2007. This appointment will be submitted for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of Legg Mason’s consolidated financial statements for the fiscal years ended March 31, 2006 and March 31, 2005 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit(1)	$4,776,000	$4,406,000
Audit-Related(2)	856,000	331,000
Tax(3)	151,000	144,000
All Other(4)	9,000	5,000

Total	$5,792,000	$4,886,000

(1)	Audit Fees consisted of fees for the annual audit and quarterly reviews of Legg Mason’s financial statements, services provided for statutory audits of certain subsidiaries and services provided in connection with other statutory or regulatory filings or engagements including consents related to SEC filings and fees related to the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consisted of fees for assurance and related services that are reasonably related to the performance of the audit or review of Legg Mason’s financial statements. These services include advice and consultation and due diligence related to acquisitions.
(3)	Tax Fees consisted of fees for the preparation and review of federal, state, local and international tax returns. In addition, tax services in the fiscal year ended March 31, 2005 included services related to transfer pricing studies.
(4)	All Other Fees included financial compliance consulting and risk management services.

Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee approves all audit and permitted non-audit services to be performed for Legg Mason or its subsidiaries by PricewaterhouseCoopers LLP. The Chair of the Audit Committee may pre-approve permissible proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented for ratification at the next scheduled Audit Committee meeting.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Legg Mason must receive in writing, at its principal executive offices located at 100 Light Street, Baltimore, Maryland 21202, Attn: Corporate Secretary, any stockholder proposal intended for inclusion in the proxy material for the 2007 Annual Meeting on or before February 22, 2007. The inclusion of any proposal will be subject to applicable rules of the SEC. The persons named as proxies for the 2007 Annual Meeting will generally have discretionary authority to vote on any matter presented by a stockholder for action at the meeting. In the event Legg Mason receives notice of any stockholder proposal by May 8, 2007, then, if Legg Mason includes in its proxy statement advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, those proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the SEC’s rules governing stockholder proposals.

COMPLIANCE WITH SECTION 16(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, Legg Mason’s executive officers and directors are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to Legg Mason, or written representations that no reports were required, Legg Mason believes that during the fiscal year ended March 31, 2006 its executive officers and directors complied with the Section 16(a) requirements except that (1) Mr. Adams reported the June 30, 2005 sale of 7,327 shares of Common Stock on a Form 4 report filed July 15, 2005; (2) Mr. Fetting reported the June 9, 2005 award of 10,000 stock options on a Form 4 report filed July 28, 2005; (3) Mr. Koerner reported the July 21, 2005 exercise of 7,998 stock options on a Form 4 report filed July 26, 2005; (4) Mr. Bilson reported the October 17, 2005 award of 10,000 stock options on a Form 4 report filed October 31, 2005; (5) Mr. Mason reported the October 17, 2005 award of 32,312 shares of restricted stock on a Form 4 report filed November 2, 2005; and (6) Ms. Krongard reported the March 3, 2006 award of 2,778 stock options on a Form 4 report filed March 29, 2006.

OTHER MATTERS

To the extent that this Proxy Statement is incorporated by reference into any other filing by Legg Mason under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit Committee Report” (the extent permitted by the rules of the SEC) and “Stock Performance Graph” will not be deemed incorporated, unless specifically provided otherwise in such filing.

The Board of Directors of Legg Mason is not aware of any other matters to come before the Meeting. If any other matters should come before the Meeting, the persons named in the enclosed proxy will act thereon according to their best judgment.

By order of the Board of Directors

ROBERT F. PRICE
Secretary

EXHIBIT A

LEGG MASON, INC.

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Articles of Incorporation of Legg Mason, Inc., a Maryland corporation (the “Corporation”), are hereby amended by deleting the first paragraph of Article Fifth and inserting in place thereof a new paragraph to read as follows:

“FIFTH: The aggregate par value of all shares which the Corporation is authorized to issue is $90,000,000, represented by 4,000,000 shares of Preferred Stock of the par value of $10 per share and 500,000,000 shares of Common Stock of the par value of $.10 per share.”

SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the Stockholders of the Corporation as required by law.

THIRD: The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was 254,000,000 shares consisting of 250,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value. The aggregate par value of all shares of all classes having a par value was Sixty Five Million Dollars ($65,000,000).

FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the Articles of Incorporation as hereby amended, is 504,000,000 shares consisting of 500,000,000 shares of Common Stock, $.10 par value, and 4,000,000 shares of Preferred Stock, $10 par value. The aggregate par value of all shares of all classes having a par value is Ninety Million Dollars ($90,000,000).

FIFTH: The description of each class of stock of the Corporation, as set forth in the original Articles of Incorporation, and as amended from time to time, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, has not been changed by this amendment.

SIXTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and with respect to all matters and facts otherwise required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this      day of July 2006.

ATTEST:	LEGG MASON, INC.

By:
Robert F. Price Secretary		James W. Hirschmann III President

LEGG MASON, INC.

Proxy for Annual Meeting of Stockholders, July 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby appoints Raymond A. Mason, Robert F. Price and Timothy C. Scheve, and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Legg Mason, Inc., on July 18, 2006, at 10:00 a.m., and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

The Board of Directors recommends a vote FOR each of the items below.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR AGAINST ABSTAIN
	1. Election of Directors: For terms expiring at the 2009 Annual Meeting of Stockholders and at the 2008 Annual Meeting of Stockholders.				2.	Amendment of the Legg Mason, Inc. Articles of Incorporation.	☐ ☐ ☐

		NOMINEES:			3.	Re-approval of the Legg Mason, Inc. 1996 Equity Incentive Plan.	☐ ☐ ☐
☐	FOR ALL NOMINEES	O Carl Bildt O John E. Koerner III O Cheryl Gordon Krongard O James E. Ukrop O W. Allen Reed	term expires in 2009 term expires in 2009 term expires in 2009 term expires in 2009 term expires in 2008
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐ ☐ ☐

☐	FOR ALL EXCEPT (See instructions below)				5.	To act upon any other matter which may properly come before the meeting or any adjournment thereof.

Receipt of notice of the meeting, proxy statement and 2006 annual report is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made, the proxy will be voted FOR the election of Directors and FOR the other proposals.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX A

LEGG MASON, INC.

1996 EQUITY INCENTIVE PLAN

(As Amended July 27, 1999, July 20, 2004 and March 28, 2006)

1.	Purpose

The purpose of the Plan is to provide motivation to Key Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Key Employees through the ownership and performance of the Common Stock or Common Stock derivatives of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights, Stock Awards, performance units, performance shares, and/or other incentive awards to Key Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan.

2.	Definitions

2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether individually, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.2 “Award Notice” means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5 “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under paragraph 3 hereof. So long as required by law, the Committee shall consist of not less than two members, each of whom shall be a “disinterested person” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and related Treasury regulations. The Committee shall from time to time designate the Key Employees who shall be eligible for Awards pursuant to this Plan.

2.6 “Common Stock” means common stock, par value $.10 per share, of the Company.

2.7 “Company” means Legg Mason, Inc.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.9 “Key Employee” means officers of the Company or a Subsidiary and any other employee of the Company or a Subsidiary so designated by the Committee.

2.10 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

2.11 “Plan” means the Legg Mason, Inc. 1996 Equity Incentive Plan.

2.12 “Stock Award” means an award granted pursuant to paragraph 10 hereof in the form of shares of Common Stock, Common Stock derivatives, restricted shares of Common Stock, and/or Units of Common Stock.

2.13 “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

2.14 “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

3.	Administration

The Plan shall be administered by the Committee. The Committee shall have the authority to (a) interpret the Plan and make factual determinations; (b) establish or amend such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Key Employees to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with clause (h) below, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee; (e) determine whether Awards will be granted individually, in combination or in tandem; (f) grant waivers of Plan terms, conditions, restrictions, and limitations; (g) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in paragraph 2.1 hereof, which the Committee determines are consistent with the Plan’s purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. All actions required of the Committee under the Plan shall be made in the Committee’s sole discretion, not in a fiduciary capacity and need not be uniformly applied to other persons, including similarly situated persons. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or subject to such limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or to whom Section 162(m) of the Code applies.

4.	Eligibility

Any Key Employee is eligible to become a Participant of the Plan.

5.	Shares Available

The maximum number of shares of Common Stock, $0.10 par value per share, of the Company which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 16,000,000 (such amount shall be subject to adjustment as provided in paragraph 20 for events occurring after July 27, 1999). Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any one individual during any calendar year shall be 250,000. (Such amount shall be subject to adjustment as provided in paragraph 20.) Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, are settled in cash in lieu of Common Stock, or are exchanged in the Committee’s discretion for Awards not involving Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock which are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option, or for any withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Similarly, shares of Common Stock with respect to which a stock appreciation right (“SAR”) has been exercised and paid in cash shall again be available for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.	Term

The Plan shall become effective as of April 18, 1996, subject to its approval by the Company’s shareholders at the 1996 Annual Meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Company’s shareholders. Awards shall not be granted pursuant to the Plan after April 20, 2014.

7.	Participation

The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

8.	Stock Options

(a) Grants. Awards may be granted in the form of stock options to purchase Common Stock or Common Stock derivatives. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the stock option’s grant.

(c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, to the extent that the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) exceeds $100,000 (or such other limit as may be required by the Code), then such option as to the excess shall be treated as a nonqualified stock option. Further, the per share option price of an incentive stock option shall not be less than 100 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the grant. An incentive stock option shall not be granted to any Participant who is not an employee of the Company or any “subsidiary” (within the meaning of section 424(f) of the Code). An incentive stock option shall not be granted to any employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” of the Company (within the meaning of section 424(f) of the Code), unless the purchase price per share is not less than 110% of the fair market value of Common Stock on the date of grant and the option exercise period is not more than five years from the date of grant. Otherwise, each option shall expire not later than ten years from its date of grant.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

(e) Exercise. Upon exercise, the option price of a stock option may be paid (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) in shares of Common Stock or shares of restricted Common Stock as to which restrictions have lapsed; (iii) a combination of the foregoing; or (iv) such other consideration as the Committee may deem appropriate. Subject to the discretion of the Committee, any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a fully- and duly-endorsed agreement evidencing such option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an incentive stock option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220 and any successor rules and regulations applicable to such exercise. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

(f) Rule 16b-3 Restrictions. A Participant who is a director or officer subject to Section 16 of the Exchange Act shall be required to exercise stock options in accordance with the requirements of Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

9.	Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of stock appreciation rights (“SARs”). An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the market value on the date of exercise. No SAR may be exercised for cash by an officer or director of the Company who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(b) Terms and Conditions of Tandem SARS. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARS. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee and designated in the Award Notice. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than 50 percent of the fair market value of the Common Stock, as determined by the Committee, on the date of the Freestanding SAR’s grant.

(d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.	Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards may consist of grants of Common Stock or Common Stock derivatives, and may be granted either for consideration or for no consideration, as determined in the sole discretion of the Committee. Stock Awards shall be awarded in such numbers and at such time during the term of the Plan as the Committee shall determine.

(b) Terms and Conditions of Awards. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate, unless the Stock Award is subject to the provisions of paragraph 13.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under paragraph 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.	Performance Units

(a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12.	Performance Shares

(a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Subject to the requirements of paragraph 13, if applicable, performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

13.	Provisions Applicable to Section 162(m) Participants

(a) Designation of Participants and Goals. Within 90 days after the start of each fiscal year (or by such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing: (i) designate the Participants for whom the grant of Stock Awards, performance units, or performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any), or the forgiveness of any loan pursuant to paragraph 14, shall be subject to this paragraph 13; (ii) select the performance goal or goals applicable to the fiscal year or years included within any performance period; (iii) establish the number or amount of Stock Awards, performance units and performance shares which may be earned or the amount of any loan which may be forgiven, for such year or such years within a performance period by each such Participant; (iv) specify the relationship between performance goals and the amount or number of Stock Awards, performance units or performance shares to be earned by each such Participant, or the amount of the forgiveness of any loan made under paragraph 14, for such year or period and (v) the method for computing the amount or number of Stock Awards, performance units or performance shares payable, or the amount of any loan which may be forgiven, if the performance goals are attained.

The Committee may specify that the amount or number of Stock Awards, performance units and performance shares (and the entitlement to dividends or dividend equivalents with respect to such Awards, if any) will be earned, or that the amount of any loan will be forgiven, if the applicable target is achieved for one goal or for any one of a number of goals for a fiscal year or years within a performance period. The Committee may also provide that the amount or number of Stock Awards, performance units and performance shares to be earned, or the amount of any loan forgiven, for a given fiscal year or years within a performance period will vary based upon different levels of achievement of the applicable performance targets.

(b) Performance Criteria. For purposes of this paragraph 13, performance goals shall be limited to one or more of the following: (i) future economic value per share of Common Stock, (ii) earnings per shares, (iii) return on average common equity, (iv) pre-tax income, (v) pre-tax operating income, (vi) net revenue, (vii) net income, (viii) profits before taxes, (ix) book value per share, (x) stock price and (xi) earnings available to common stockholders.

(c) Annual Payment. Following the completion of each fiscal year or completion of a performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such year or performance period and the amount or number of Stock Awards, performance shares or performance units, if any, payable to a Participant or the amount of any loan forgiven with respect to a Participant for such fiscal year or performance period. The amounts due to a Participant to whom this paragraph 13 applies will be paid following the end of the applicable fiscal year or performance period after such certification by the Committee. In determining the amount due to a Participant, or the amount of any loan forgiven on with respect to a Participant, to whom this paragraph applies for a given fiscal year or performance period, the Committee shall have the right to reduce (but not to increase) the amount payable or forgiven at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the year.

(d) Restrictions. Anything in this paragraph 13 to the contrary notwithstanding, the maximum annual amount that may be paid to a Participant or the maximum amount of any loan that may be forgiven under the Plan for (i) the fiscal year in which the Plan is approved by the Stockholders of the Company shall equal no more than $2,000,000 and (ii) each subsequent fiscal year shall equal 110% of such maximum amount for the preceding fiscal year; provided that the maximum annual amount determined under this paragraph 13 shall be determined without regard to the value of any stock options granted to a Participant under the Plan.

(e) Adjustment for Non-Recurring Items, Etc. Notwithstanding anything herein to the contrary, if the Company’s financial performance is affected by any event that is of a non-recurring nature, the Committee in its sole discretion may make such adjustments in the financial criteria as it shall determine to be equitable and appropriate in order to make the calculations of Awards, as nearly as may be practicable, equivalent to the calculation that would have been made without regard to such event. In the event of a significant change of the business or assets of the Company under circumstances involving an acquisition or a merger, consolidation or similar transaction, the Committee shall, in good faith, recommend to the Board for approval such revisions to the financial criteria and the other terms and conditions used in calculating Awards for the then current Plan Year as it reasonably deems appropriate in light of any such change.

(f) Repeal of Section 162(m). Without further action by the Board, the provisions of this paragraph 13 shall cease to apply on the effective date of the repeal of Section 162(m) of the Code (and any successor provision thereto).

14.	Loans

The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, the exercise of a stock option or the payment of consideration in connection with a Stock Award, which loan may be secured by any security, including Common Stock or Common Stock derivatives, underlying or related to such Award or payment (provided that such loan shall not exceed the fair market value of the security subject to such Award or so purchased), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loans or at any time thereafter, including the attainment of a performance goal or goals pursuant to paragraph 13.

15.	Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, Common Stock derivatives, a combination of any of the foregoing, or any other form of property as the Committee shall determine; provided that, unless otherwise expressly stated in the Award Notice for a specific Award and other than payments for partial shares of Common Stock, all Awards that are stock options, stock settled SARs, Stock Awards (including restricted shares of Common Stock) and performance units or performance shares payable in shares of Common Stock shall be paid in shares of Common Stock or Common Stock derivatives and not cash or any other form of property. In addition, payment of Awards may include such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.	Dividends and Dividend Equivalents

If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

17.	Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant at least six months (and in the calendar year) prior to such time payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.	Termination of Employment

If a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of his death, disability, retirement, or termination for an approved reason. Notwithstanding the foregoing, and to the extent that an incentive stock option is not treated as a nonqualified stock option by the Committee or under the terms of the Plan, an incentive stock option may not be exercisable more than 90 days after the date the Participant terminates employment for any reason; provided, however, that if the Participant terminates employment because of a disability, the incentive stock option may not be exercised more than one year after the date of such termination.

19.	Nonassignability

Unless the Committee determines otherwise, no stock options, SARs, performance shares or other derivative securities (as defined in the rules and regulations promulgated under Section 16 of the Exchange Act) awarded under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfers by will or the laws of descent and distribution; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members; provided, further, that the restrictions in this sentence shall not apply to the shares of Common Stock received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Notice have lapsed. During the lifetime of the Participant, an Option, SAR, or similar-type other award shall be exercisable only by him or by the family member or trust to whom such Option, SAR, or other Award has been transferred in accordance with the previous sentence.

20.	Adjustment of Shares Available

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

21.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock, having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes; provided that if the Participant is a director or officer who is subject to Section 16 of the Exchange Act, the withholding of shares of Common Stock must be made in compliance with Rule 16b-3 under the Exchange Act.

22.	Noncompetition Provision

Unless the Award Notice specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the grant, exercise, payment or deferral of any Award, dividend, or dividend equivalent made under the Plan on a Participant’s compliance with the terms of this paragraph 22 and any other terms specified by the Committee in the Award Notice, and cause such a Participant to forfeit any payment which is deferred or to grant to the Company the right to obtain equitable relief if the Participant fails to comply with the terms hereof.

23.	Amendments to Awards

Subject to the requirements of paragraph 13, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant’s consent.

24.	Compliance with Law

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3, as the Rule may be amended or replaced, under the Exchange Act.

25.	No Right to Continued Employment or Grants

Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

26.	Amendment

The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without Board and shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in paragraph 19), or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further that the Committee shall not amend the Plan without the approval of the Board or the shareholders if such approval is required by Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, in each case as such provisions may be amended from time to time.

27.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Maryland except as superseded by applicable Federal Law.